UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 9, 2007
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     At a meeting held on March 9, 2007, the board of directors of Reynolds American Inc., referred to as RAI, appointed Thomas R. Adams as Senior Vice President and Chief Accounting Officer of RAI to succeed Michael S. Desmond, the current Senior Vice President and Chief Accounting Officer of RAI, effective March 15, 2007. Mr. Desmond is leaving the company on March 15, 2007.
     Prior to the above appointment, Mr. Adams, age 56, had served as Senior Vice President — Business Processes of RAI since November 1, 2006, and Senior Vice President — Business Processes of R. J. Reynolds Tobacco Company, RAI’s principal operating subsidiary referred to as RJRT, from May 2005 to October 2006. From July 2004 to May 2005, Mr. Adams served as Senior Vice President and Chief Accounting Officer of RAI and RJRT. He also served as Senior Vice President and Controller of R.J. Reynolds Tobacco Holdings, Inc. and RJRT from June 1999 to July 2004. From 1985 until 1999, Mr. Adams was a partner at the accounting firm of Deloitte & Touche LLP. Mr. Adams is a member of the board of directors of Technology Concepts & Design, Inc., an affiliate of R.J. Reynolds Tobacco Holdings, Inc., and the Old Hickory Council of the Boy Scouts of America.
     In connection with his appointment as Chief Accounting Officer, RAI’s board approved the following changes to Mr. Adams’ compensation package, effective April 1, 2007: (1) an increase in his annual base salary from $325,500 to $345,000; and (2) provided Mr. Adams remains employed with RAI through May 1, 2008, a retention bonus of $100,000 payable to Mr. Adams in May 2008. Mr. Adams will continue to have a 50% annual target bonus and a formula for grants under RAI’s Long-Term Incentive Plan equal to up to 1.5 times his annual base salary, in addition to his other current benefits.
     The payment of the retention bonus will be subject to the terms of the Retention Trust Agreement, dated May 13, 1998, between R.J. Reynolds Tobacco Holdings, Inc. (formerly RJR Nabisco Inc.) and Wachovia Bank, N.A., as amended (the “Retention Trust”). Pursuant to the Retention Trust, if, prior to May 1, 2008, Mr. Adams’ employment (1) were involuntarily terminated by RAI without cause, as defined therein, then Mr. Adams would receive a pro rata portion of the retention bonus, provided, however, that if such termination occurred after a change of control, as defined therein, Mr. Adams would receive the full amount of the retention bonus, (2) were terminated as a result of his death or permanent disability, then Mr. Adams or his estate, as the case may be, would receive the full amount of the retention bonus following such event and (3) were terminated for any other reason, then Mr. Adams would forfeit his right to receive any part of the retention bonus. The foregoing description of the Retention Trust is qualified in its entirety by the complete text of the Retention Trust (which is incorporated herein by reference from Exhibit 10.6 to RJR Nabisco Holdings Corp.’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998, Exhibit 10.56 to RAI’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission on October 3, 2006, and Exhibit 10.66 to RAI’s Annual Report on Form 10-K for the year ended December 31, 2006).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.

	By:	/s/ McDara P. Folan, III

Name: McDara P. Folan, III Title: Senior Vice President, Deputy General Counsel and Secretary

Date: March 15, 2007